UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 26, 2013

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

925 West Georgia Street, Suite 1908 Vancouver, B.C. V6C 3L2		n/a
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  604-687-5800

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended and Restated Employment Agreements

On February 26, 2013, Silver Bull Resources, Inc. (the “Company”) entered into amended and restated employment agreements (collectively, the “Amended Employment Agreements”) with Timothy Barry, the Company’s Chief Executive Officer, Sean Fallis, the Company’s Chief Financial Officer, and Brian Edgar, the Company’s Chairman.

 Timothy Barry

The Amended Employment Agreement entered into with Mr. Barry did not modify his base salary, which remains CDN$18,000 per month (CDN$216,000 per year).  Under the amended agreement, Mr. Barry is eligible to receive an annual performance bonus upon such terms and conditions as may be determined by the Board of Directors.  For calendar year 2013, the Board of Directors has established a bonus target for Mr. Barry of CDN$30,000.

The Amended Employment Agreement with Mr. Barry increased the amount payable upon a Change of Control (as defined in the agreement).  Under the terms of the agreement, if Mr. Barry terminates his employment within three (3) months following a Change of Control, he will be entitled to receive his then-current base salary for a period of twenty-four (24) months plus the amount of his prior year’s bonus.  He will also receive this payment if he is terminated without cause within three (3) months following a Change of Control.  The prior agreement with Mr. Barry provided for a Change of Control termination payment of between twelve (12) and eighteen (18) months of base salary plus the amount of his prior year’s bonus, depending on his length of service at the time of the Change of Control.

Mr. Barry’s Amended Employment Agreement also revised the definition of “Change of Control” to conform to the definition set forth in the Company’s 2010 Stock Option and Stock Bonus Plan.

The foregoing description of Mr. Barry’s Amended Employment Agreement is qualified in its entirety by reference to the Amended Employment Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference into this Item 5.02.

Sean Fallis

The Amended Employment Agreement entered into with Mr. Fallis increased his salary from CDN$165,000 to CDN$180,000, effective March 1, 2013.  Mr. Fallis is eligible to receive an annual performance bonus upon such terms and conditions as may be determined by the Board of Directors, which is unchanged from his prior agreement.  For calendar year 2013, the Board of Directors has established a bonus target for Mr. Fallis of CDN$25,000.

The Amended Employment Agreement with Mr. Fallis increased the amount payable upon a Change of Control (as defined in the agreement).  Under the new terms, if Mr. Fallis terminates his employment within three (3) months following a Change of Control, Mr. Fallis will be entitled to receive his then-current base salary for a period of twenty-four (24) months plus the amount of his prior year’s bonus.  He will also receive this payment if he is terminated without cause within three (3) months following a Change of Control.  The prior agreement with Mr. Fallis provided for a Change of Control termination payment of twelve (12) months of his base salary plus the amount of his prior year’s bonus.

Mr. Fallis’ Amended Employment Agreement also revised the definition of “Change of Control” to conform to the definition set forth in the Company’s 2010 Stock Option and Stock Bonus Plan.

The foregoing description of Mr. Fallis’ Amended Employment Agreement is qualified in its entirety by reference to the Amended Employment Agreement attached hereto as Exhibit 10.2, which is hereby incorporated by reference into this Item 5.02.

Brian Edgar

The Amended Employment Agreement entered into with Mr. Edgar did not modify his base salary, which remains CDN$7,500 per month (CDN$90,000 per year).

The Amended Employment Agreement with Mr. Edgar increased the amount payable upon a Change of Control (as defined in the agreement).  Under the new terms, if Mr. Edgar terminates his employment within three (3) months following a Change of Control, Mr. Edgar will be entitled to receive his then-current base salary for a period of twenty-four (24) months plus the amount of his prior year’s bonus.  He will also receive this payment if he is terminated without cause within three (3) months following a Change of Control.  The prior agreement with Mr. Edgar provided for a Change of Control termination payment of twelve (12) months of base salary plus the amount of his prior year’s bonus.

Mr. Edgar’s Amended Employment Agreement also revised the definition of “Change of Control” to conform to the definition set forth in the Company’s 2010 Stock Option and Stock Bonus Plan.

The foregoing description of Mr. Edgar’s Amended Employment Agreement is qualified in its entirety by reference to the Amended Employment Agreement attached hereto as Exhibit 10.3, which is hereby incorporated by reference into this Item 5.02.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated February 26, 2013, by and between the Company and Timothy Barry.
10.2	Amended and Restated Employment Agreement, dated February 26, 2013, by and between the Company and Sean Fallis.

10.3	Amended and Restated Employment Agreement, dated February 26, 2013, by and between the Company and Brian Edgar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
Sean Fallis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated February 26, 2013, by and between the Company and Timothy Barry.
10.2	Amended and Restated Employment Agreement, dated February 26, 2013, by and between the Company and Sean Fallis.

10.3	Amended and Restated Employment Agreement, dated February 26, 2013, by and between the Company and Brian Edgar.